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                   Consent of Independent Public Accountants

   As independent public accountants, we hereby consent to the incorporation by reference in this offer to exchange of our report dated February 2, 2001, included in Newport News Shipbuilding Inc.'s Form 10-K for the year ended December 31, 2000, and to all references to our Firm included in this offer to exchange.

                                          /S/  ARTHUR ANDERSEN LLP

                                           Arthur Andersen LLP

Vienna, Virginia
March 4, 2002